UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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REDDY ICE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDDY ICE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Reddy Ice Holdings, Inc. (“Reddy Ice”), to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 17, 2007, at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, for the following purposes:

1.                to elect six directors of Reddy Ice to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.                to ratify the appointment of Deloitte & Touche LLP as Reddy Ice’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.                to consider and approve the Reddy Ice Holdings, Inc. 2005 Long Term Equity Incentive and Share Award Plan (the “Plan”), as amended; and

4.                to transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

Only holders of record of Reddy Ice’s common stock at the close of business on April 5, 2007 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting via the Internet or telephone. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please check your proxy card or other voting instructions to see which of these options are available to you. Even if you are attending the meeting in person, we encourage you to vote in advance by mail, Internet or telephone.

If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Investor Relations at (214) 526-6740 or via the Internet at InvestorRelations@reddyice.com by May 11, 2007. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. In addition to registering in advance, you will be required to present government issued photo identification (e.g., driver’s license or passport) to enter the meeting. Packages and bags will be inspected, and bags may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

By Order of the Board of Directors,
WILLIAM P. BRICK
Chairman of the Board of Directors

Dallas, Texas
April 16, 2007

REDDY ICE HOLDINGS, INC.

8750 NORTH CENTRAL EXPRESSWAY, SUITE 1800

DALLAS, TEXAS 75231

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007

GENERAL INFORMATION ABOUT THE PROXY
MATERIALS AND THE ANNUAL MEETING

The Board of Directors of Reddy Ice Holdings, Inc. (the “Company” or “Reddy Ice”) is soliciting proxies for the 2007 Annual Meeting of Stockholders to be held at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202 on Thursday, May 17, 2007 at 10:00 a.m., Central Daylight Time (the “Annual Meeting”). This proxy statement and the accompanying proxy card contain information about the items you will vote on at the Annual Meeting. We began mailing this proxy statement and the enclosed proxy card on or about April 16, 2007 to all stockholders entitled to vote. The Reddy Ice Annual Report, which includes financial statements, is being sent with this proxy statement.

Who is entitled to vote?

If you are the holder of record of common stock, $0.01 par value per share, of the Company (the “common stock”) at the close of business on April 5, 2007 (the “Record Date”), you are entitled to vote at the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. You are entitled to one vote for each share of common stock you own for each matter presented for vote at the Annual Meeting. As of the close of business on the Record Date, there were 21,809,395 shares of common stock outstanding.

How to vote?

Stockholders of record may vote in person (i) by attending the Annual Meeting, (ii) by completing and returning the proxy by mail, (iii) by using the Internet or (iv) by telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then return it by following the directions on the card. Your proxy, if not properly revoked, will be voted in accordance with your instructions. If you vote by using the Internet or telephone, you do NOT need to return your proxy card. If you do not mark a selection, your proxy will be voted as recommended by the Board of Directors. Your vote is very important, so whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you on behalf of the Company. As the stockholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee will send you separate instructions describing the procedure for voting your shares.

How can I change my vote?

You may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting by (i) delivering a written revocation or a later-dated proxy to the Secretary of the Company at the address of the Company’s principal executive offices, (ii) attending the Annual Meeting and voting in person or (iii) providing subsequent Internet or telephone voting instructions.

How many shares must be present or represented to constitute a quorum for the Annual Meeting?

The presence of a majority of the outstanding shares, in person or represented by proxy, of the common stock entitled to vote at the Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares held of record by your broker, trustee or nominee (“Broker Shares”) that are voted on any matter and abstentions are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting are not included in determining whether a quorum is present. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” the ratification of the independent registered public accounting firm for the fiscal year ending December 31, 2007 and “FOR” the proposal to approve the Reddy Ice Holdings, Inc. 2005 Long Term Equity Incentive and Share Award Plan (the “Plan”), as amended, to increase by 500,000 shares the number of shares of common stock issuable under the Plan from 750,000 shares to 1,250,000 shares.

What is the voting requirement to approve each of the proposals?

Election of Directors.   Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors for a one-year term. Abstentions and Broker Shares that are not voted in the election of directors will have no effect on the election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm.   The appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2007 will be ratified if the votes cast, in person or by proxy, at the Annual Meeting for ratification exceed the number of votes cast against ratification. Abstentions and Broker Shares that are not voted on the ratification of the appointment of the independent registered public accounting firm will have no effect on the proposal.

Approval of the Reddy Ice Holdings, Inc. 2005 Long Term Equity Incentive and Share Award Plan, as amended.   The Plan, as amended, including the amendment to the Plan to increase by 500,000 shares the total number of shares authorized to be issued under the Plan from 750,000 shares to 1,250,000 shares, will be approved if the votes cast, in person or by proxy, at the Annual Meeting for approval exceed the number votes cast against approval. Abstentions and Broker Shares that are not voted on the approval to increase the total shares authorized under the Plan will have no effect on the proposal.

Other Matters.   The affirmative vote of the majority of shares present, in person or by proxy, at the Annual Meeting is generally required for approval for all other matters that may properly come before the

Annual Meeting. If any other matter not discussed in this proxy statement properly comes before the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

How are votes counted?

Stockholders’ proxies are received by the Company’s independent proxy tabulating agent, and the vote is certified by an inspector of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders write comments on their proxy cards, or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspector, but such tallies will provide aggregate figures rather than names of stockholders. The inspector will notify the Company if a stockholder has failed to vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this proxy statement, the proxy card and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. In addition, the Company may retain an agent to assist with the solicitation of votes. The Company will bear all costs related to such engagement.

How can interested parties communicate with the Board of Directors?

Interested parties who want to communicate with the Board of Directors or any individual director can write to them c/o Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention:  Corporate Secretary, Steven J. Janusek. If applicable, your letter should indicate that you are a Company stockholder. Depending on the subject matter, our Corporate Secretary will:  (i) forward the communication to the director or directors to whom it is addressed; or (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and will make those communications available to the Board of Directors upon request.

Any interested party who wishes to communicate directly via e-mail with the presiding non-management member of the Company’s Board of Directors may use a form found on the Investor Relations section of the Company’s website at www.reddyice.com.

When do we anticipate mailing proxy materials to stockholders?

It is anticipated that this proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 16, 2007.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations.

Under the Securities and Exchange Commission (“SEC”) rules, stockholder proposals for our 2008 Annual Meeting of Stockholders must be received at our principal executive offices by December 17, 2007 to be considered for inclusion in our proxy materials relating to that meeting. Nominations for directors must be submitted as described on page 9 of this proxy statement.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

ELECTION OF DIRECTORS
(ITEM 1)

At the Annual Meeting, six directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of the stockholders and until their respective successors have been elected and qualified. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated six directors for election at the Annual Meeting. All of the director nominees are currently directors of Reddy Ice. Each of such nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect a director. Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, shares as to which a stockholder withholds authority to vote on the election of directors (“Abstentions”) and shares as to which a broker indicates that it does not have discretionary authority to vote (“Broker Non-Votes”) will not be counted as voting on the election of directors and will not affect the election of the nominees receiving a plurality of the votes cast. Stockholders may not cumulate their votes in the election of directors. The Board of Directors recommends that you vote “FOR” each of the six nominees described below.

The following information regarding the director nominees of Reddy Ice, their principal occupations, employment history and directorships in certain companies is as reported by the respective individuals. All ages are reported as of April 16, 2007.

On August 15, 2003, Packaged Ice, Inc., or Packaged Ice, merged with, and was renamed, Reddy Ice Group, Inc., or Reddy Group. On January 1, 2007, Reddy Group merged with and into its subsidiary Reddy Ice Corporation. References to “Reddy” refer to Packaged Ice for periods prior to August 15, 2003, Reddy Group for the period from August 15, 2003 to January 1, 2007, and Reddy Ice Corporation for periods after January 1, 2007. Reddy Ice Corporation was originally acquired by Packaged Ice in 1998, and references to Reddy Ice Corporation are to that entity prior to its acquisition by Packaged Ice.

DIRECTOR NOMINEES

William P. Brick, 55, has been appointed Executive Chairman of the Company effective May 17, 2007. Previously Mr. Brick was named Chief Executive Officer of the Company and a member of the Company’s Board of Directors on August 15, 2003, Chief Executive Officer of Reddy, in April 2001 and the Chairman of Reddy’s Board of Directors in June 2001. Prior to joining Reddy, Mr. Brick was employed by Suiza Foods Corporation, now known as Dean Foods Company, where he served as Executive Vice President from July 1996 until October 1996 and as Chief Operating Officer of Dairy Operations from October 1996 until January 2000. Before joining Suiza, Mr. Brick was the Vice President—Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From 1995 until January 1996, he served as Vice President—Sales and Marketing for Ultra Products.

Theodore J. Host, 61, became a member of the Company’s Board of Directors on November 15, 2005. Mr. Host is a private investor. From October 2001 to April 2004, Mr. Host was the CEO and Director, and from November 1999 until October 2001 was President, CEO and a Director, of Prestige Brands International, a consumer products company. Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start-up company from March 1996 to November 1999. Prior thereto, Mr. Host served as the President and Chief Operating Officer, and later Chief Executive Officer, of The Scotts Company, a lawn care company. Mr. Host holds Bachelor of Arts and Master of Arts degrees in business from New York University.

Michael S. McGrath, 60, became a member of the Company’s Board of Directors on February 22, 2006. Mr. McGrath is the former President and Chief Operating Officer of Dr. Pepper/Seven Up, Inc., the North American business of Cadbury Schweppes plc. From August 1998 to March 2002, Mr. McGrath was President and Chief Operating Officer of Cadbury Beverages/Seven Up. In April 2002, Mr. McGrath’s responsibilities as President and Chief Operating Officer were expanded to include Cadbury Schweppes’ Dr. Pepper business. Mr. McGrath retired in January 2005 and is currently a private investor. He currently serves as a director for Eaux Vives Waters Inc., Polar Corp., The Nutrasweet Company and Tin Star Restaurants. Mr. McGrath holds a Bachelor of Education from Boston College.

Tracy L. Noll, 58, became a member of the Company’s Board of Directors on November 18, 2003. Mr. Noll also served on the Board of Directors of Reddy from September 2002 until the merger in August 2003. Mr. Noll is currently a private investor. Mr. Noll was President and Chief Operating Officer of National Dairy Holdings, L.P., a $2 billion private company, from April 2001 to September 2003. He previously served as Executive Vice President, Corporate Development of Suiza Foods Corporation, now known as Dean Foods Company, from 1997 to 2001 and as Suiza’s Executive Vice President and Chief Financial Officer from 1994 to 1997. Mr. Noll serves as a director of Lakeview Farms Inc. and as director and audit committee chairman of Citi Trends, Inc. Mr. Noll holds a Bachelor of Business Administration with majors in accounting and finance from the University of Wisconsin.

Robert N. Verdecchio, 50, became a member of the Company’s Board of Directors on September 7, 2005. Mr. Verdecchio is a private investor. From 1997 to 2004 he served as a member of the Board of Directors of Pegasus Communications Corporation when it operated as a provider of satellite, cable and broadcast television as well as of wireless internet access. Mr. Verdecchio also served as Pegasus’ chief financial officer from 1991 to 2000. Mr. Verdecchio holds a B.S. in Accounting from Temple University.

Jimmy C. Weaver, 53, has been appointed Chief Executive Officer of the Company effective May 17, 2007 and became President of the Company and a member of the Company’s Board of Directors on August 15, 2003. Mr. Weaver was previously named Chief Operating Officer of Reddy in April 1998, President of Reddy in February 2001 and Director of Reddy in May 2002. From April 1998 through January 2001, he served as Executive Vice President of Reddy. Mr. Weaver joined Reddy Ice Corporation in September 1996 and was President of Reddy Ice Corporation prior to its acquisition by Reddy in April 1998.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition of the Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors currently consists of six directors. The rules of the New York Stock Exchange (“NYSE”) require a majority of the members of our Board of Directors to be “independent” directors. No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. After conducting its review of director independence in accordance with the foregoing, our Board has determined that we currently have four independent directors; Theodore J. Host, Michael S. McGrath, Tracy L. Noll and Robert N. Verdecchio.

The Board of Directors held eight meetings during the year ended December 31, 2006 and acted nine times by written consent. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board of Directors and committees on which he served during 2006.

Committees of the Board of Directors

Audit Committee.   Our audit committee currently consists of Tracy L. Noll, Michael S. McGrath and Robert N. Verdecchio. Each member of the audit committee is financially literate, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, our Board of Directors has determined that Mr. Noll is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. In accordance with the requirements of the NYSE, the audit committee is composed entirely of “independent” (as defined under Federal securities laws and the rules of the NYSE) directors. The nominating and governance committee recommends to our Board nominees for the audit committee.

The audit committee held eight meetings during the year ended December 31, 2006 and acted once by written consent. The audit committee will have at least four regular meetings each year. The results of each meeting are reported at the next regular meeting of our Board.

The audit committee has the responsibility for overseeing:

•       our accounting and financial reporting processes;

•       the reliability of our financial statements;

•       the effective evaluation and management of our financial risks;

•       our compliance with laws and regulations; and

•       the maintenance of an effective and efficient audit of our financial statements by a qualified independent registered public accounting firm.

To fulfill these responsibilities, the audit committee will:

•       be aware of the current areas of greatest financial risk to us and ensure that management is effectively assessing and managing risks;

•       consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the SEC;

•       periodically review with the independent registered public accounting firm their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports;

•       review our accounting policies and practices to ensure they meet the requirements with respect to the rules and pronouncements of the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;

•       select, evaluate and, if necessary, replace our independent registered public accounting firm;

•       actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent registered public accounting firm;

•       meet with the independent registered public accounting firm, the internal auditors and senior management to review the scope and methodology of the proposed audit;

•       discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies;

•       set clear hiring policies with respect to any current or former employees of our independent registered public accounting firm;

•       review periodically our code of conduct and obtain confirmation from management that the policies included in the code of conduct are understood and implemented;

•       establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters; and

•       have the authority to engage independent counsel and other advisers, as necessary, to carry out any of the foregoing duties.

Our Board of Directors adopted a written charter for the audit committee, which has been filed with the SEC and is also available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the audit committee charter from:  Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention:  Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Compensation Committee.   Our compensation committee consists of Theodore J. Host, Tracy L. Noll and Robert N. Verdecchio. Our Board of Directors has determined that the members of our compensation committee are “independent” in accordance with the rules of the NYSE. The nominating and governance committee recommends to our Board nominees for the compensation committee.

The compensation committee held three meetings during the year ended December 31, 2006. The compensation committee will have at least one regular meeting each year. The results of each meeting are reported at the next regular meeting of our Board.

The primary responsibility of the compensation committee will be to develop and oversee the implementation of our philosophy with respect to the compensation of our officers. In that regard, the compensation committee will:

•       develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders;

•       recommend compensation and benefit plans to our Board for approval;

•       review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of the goals and, based on such evaluation, determine the chief executive officer’s compensation;

•       determine the annual total compensation for our executive chairman, chief executive officer, president, chief operating officer, chief financial officer and executive vice president of sales and marketing;

•       with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans;

•       review and recommend compensation for non-employee directors to our Board; and

•       review and recommend employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our Board.

Our Board of Directors adopted a written charter for the compensation committee, which is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the compensation committee charter from:  Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention:  Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Corporate Governance and Nominating Committee.   Our corporate governance and nominating committee (referred to herein as the “governance and nominating committee”) consists of Theodore J. Host, Michael S. McGrath and Robert N. Verdecchio. Our Board of Directors has determined that the members of the governance and nominating committee are “independent” in accordance with the rules of the NYSE. The governance and nominating committee recommends to our Board nominees for the governance and nominating committee.

The governance and nominating committee held five meetings during the year ended December 31, 2006. The governance and nominating committee will have at least one regular meeting each year. The results of each meeting are reported at the next regular meeting of our Board. The governance and nominating committee will:

•       identify individuals qualified to serve as our directors;

•       recommend a set of corporate governance guidelines to our Board;

•       review periodically the composition of our Board;

•       identify and recommend director candidates for our Board;

•       recommend to our Board nominees for election as directors;

•       recommend to our Board the composition of the committees of the Board;

•       review and approve public disclosures;

•       review periodically our corporate governance guidelines and recommend governance issues that should be considered by our Board;

•       review periodically our committee structure and operations and the working relationship between each committee and the Board; and

•       consider, discuss and recommend ways to improve our Board’s effectiveness.

Our Board of Directors adopted a written charter for the governance and nominating committee, which is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the governance and nominating committee charter from:  Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention:  Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Director Nomination Process.   While there are no formal procedures for stockholder recommendations of nominees to our Board of Directors, the committee will consider nominees recommended by stockholders that meet the stated criteria. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company’s Corporate Secretary or any member of the governance and nominating committee in writing with whatever supporting material the stockholder considers appropriate prior to the deadline set forth in response to the question “May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” on page 4.

Generally, candidates for director positions should possess:

•       relevant business and financial expertise and experience, including an understanding of fundamental financial statements;

•       the highest character and integrity and a reputation for working constructively with others;

•       sufficient time to devote to meetings and consultation on Board matters; and

•       freedom from conflicts of interest that would interfere with performance as a director.

The governance and nominating committee evaluates prospective nominees from time to time. Criteria used for such evaluations include, but are not limited to, business experience, skills, talents, and the prospective nominee’s ability to contribute to the success of the Company. The governance and nominating committee also considers other relevant factors, including the balance of management and independent directors, the need for audit committee and other specialized expertise and relevant industry experience. A prospective candidate nominated by a stockholder is evaluated by the governance and nominating committee in the same manner as any other prospective candidate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our compensation committee.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Our Board of Directors adopted (1) a code of business conduct and ethics applicable to our directors, officers and employees and (2) corporate governance guidelines, each in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange. Each of these codes of ethics and conduct and the corporate governance guidelines is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the code of ethics and the corporate governance guidelines from:  Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention:  Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Executive Sessions

Our corporate governance guidelines require that the non-management directors meet in executive sessions periodically (and at least four times per year), with no members of management present. The Chairman of the Corporate Governance and Nominating Committee presides at such executive sessions. Non-management directors who are not independent under the NYSE rules may participate in these executive sessions, however the non-management independent directors also meet separately in executive session at least once per year. Currently, there are no non-management directors who are not independent under the NYSE rules. The Chairman of the Corporate Governance and Nominating Committee presides at such executive sessions.

DIRECTOR COMPENSATION

The below table sets forth the non-employee director compensation for 2006:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Deferred Compensation Earnings	All Other Compensation		Total
Beth L. Bronner(3)	$4,417	$1,806	—	—	—	$1,445	(4)	$7,668
Theodore J. Host	30,000	22,162	—	—	—	1,200	(5)	53,362
Michael S. McGrath	25,583	18,486	—	—	—	1,200	(5)	45,269
Tracy L. Noll	31,090	31,789	—	—	—	4,431	(6)	67,310
Robert N. Verdecchio	32,500	21,042	—	—	—	1,200	(5)	54,742

(1)          Amounts represent the total amount of quarterly retainers and fees for Committee service during 2006 (see Director Compensation).

(2)          Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of outstanding restricted shares and restricted stock units in accordance with Statement of Financial Accounting Standards No. 123(R), “Share Based Payment” (“SFAS 123R”). For additional information regarding the valuation and accounting for equity instruments, refer to note 11 to the Company’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.

(3)          Beth L. Bronner served on the Board until February 22, 2006.

(4)          Represents dividends paid on unvested restricted shares that were granted on August 12, 2005 in connection with the conversion of unvested time-based stock options.

(5)          Represents dividend equivalent rights payments associated with unvested performance-based restricted stock units.

(6)          Represents the sum of (i) dividends in the amount of $3,231 paid on unvested restricted shares that were granted on August 12, 2005 in connection with the conversion of unvested time-based stock options and (ii) $1,200 of dividend equivalent rights payments associated with unvested performance-based restricted stock units.

Director Compensation

The management members of the Board of Directors do not receive any compensation for their services on the Board. During 2006 the annual compensation for the services of our independent directors was $25,000 per annum, payable quarterly in arrears, plus an additional $2,500 per annum for each committee on which he or she serves. Additionally we have granted stock options and restricted share units to our independent directors from time to time, as determined by the full Board of Directors. Directors are also reimbursed for ordinary and necessary expenses incurred in attending meetings of the Board of Directors or committee meetings.

In connection with becoming a private company in August 2003, our independent directors, including Mr. Noll, received a grant of stock options. The terms of the stock options provided for vesting based on a combination of time and performance parameters. Upon completion of the initial public offering of our common stock in August 2005, all performance-based options were immediately vested. All of the performance-based options and the vested time-based options were exercised in conjunction with the closing of the IPO. In addition, for the purpose of retaining our independent directors and aligning their financial interest with the interests of our new public stockholders, certain parameters around the remaining unvested time-based options were modified to provide for the cashless conversion of the options to time-based restricted stock with vesting dates in February 2006, January 2007 and July 2007. The restricted stock with vesting dates in February 2006 and January 2007 is now fully vested.

On November 3, 2005, we granted 4,000 restricted share units (“RSUs”) to each of our independent directors at that time, including Messrs. Noll and Verdecchio. Fifty percent of each award of RSUs (the “Time-vested RSUs”) will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the recipient remains a director of the Company through such vesting dates. The remaining fifty percent of each award of RSUs (the “Performance-vested RSUs”) will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the recipient remains a director of the Company through such vesting dates and the applicable performance condition for the applicable vesting period is met. The performance condition for each vesting period will be based on the Company’s earned distributable cash per share (as defined in the related restricted share unit agreement) for such vesting period. Each vesting period will begin on July 1 and end on June 30 of the subsequent year. All RSUs will immediately vest in full, and shares will be distributed, at the time of a Change in Control (as defined in the Plan). At the time of their appointment to the Board of Directors, Mr. Host and Mr. McGrath were granted 4,000 and 3,500 RSUs, respectively, with substantially similar vesting provisions to the RSUs granted on November 3, 2005. If in any performance period the performance condition for a subsequent performance period is achieved, Performance-vested RSUs are entitled to dividend equivalent rights in the subsequent performance period equal to the dividends which would be payable on the shares of common stock represented by the RSUs subject to vesting in that period. Payments of such dividend equivalents will be made in cash to the holders of RSUs at the time of actual dividend payments and will not be subject to any vesting requirements. Time-vested RSUs are not entitled to dividend equivalent rights.

Based on a compensation study performed in December 2006, we determined that an increase in independent director compensation was warranted. Effective April 1, 2007, the annual compensation for each independent director was increased to $30,000. The annual compensation for audit committee members was increased to $5,000 to reflect their additional responsibility and time commitment. Annual retainers will also be paid in the amount of $2,500 to the chairman of the audit committee and $1,000 to the chairman of the compensation committee and the corporate governance and nominating committees. On April 10, 2007, the Board of Directors approved the grant of 2,500 additional RSUs to each independent director. The grants were composed of 1,250 Time-vested RSUs and 1,250 Performance-vested RSUs. Twenty percent of the Time-vested RSU’s will vest on August 12, 2007 and forty percent will vest on each of August 12, 2008 and 2009, provided the recipient remains a director of the Company through such vesting dates. The Performance-based RSUs will vest in the same proportions on August 12, 2007, 2008 and 2009, provided the recipient remains a director of the Company through such vesting date and the applicable performance condition for the applicable vesting period is met.

We currently do not have any guidelines or policies that require our independent directors to maintain certain levels of ownership of the Company’s stock. We expect our compensation committee to consider this issue in the future.

SUMMARY OF BOARD OF DIRECTORS COMMITTEES

The table below lists all of the committees of the Board of Directors and indicates who serves on those committees as of April 16, 2007.

Board Member	Governance and Nominating		Compensation		Audit
William P. Brick
Theodore J. Host	X		X	*
Michael S. McGrath	X				X
Tracy L. Noll			X		X	*
Robert N. Verdecchio	X	*	X		X
Jimmy C. Weaver

*              Chairman

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(ITEM 2)

Pursuant to the audit committee’s recommendation, the Board of Directors has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of Reddy Ice for the year ending December 31, 2007.

Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the audit committee will consider this factor when making any future determination regarding Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Passage of the proposal requires the affirmative vote of a majority of the votes cast. The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

Fees Paid to Deloitte & Touche LLP

Deloitte & Touche LLP served as Reddy Ice’s independent registered public accounting firm for the year ended December 31, 2006. Aggregate fees billed to Reddy Ice by Deloitte & Touche LLP for professional services rendered for fiscal 2006 and 2005 were as follows:

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees	$1,159,712	$807,313
Audit-Related Fees	37,820	—
Tax Fees	185,620	441,596
All Other Fees	—	—
Total Fees	$1,383,152	$1,248,909

Audit Fees.   Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. During the years ended December 31, 2006 and 2005, audit fees related to capital markets transactions were $80,712 and $391,262, respectively.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.   Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning. During the years ended December 31, 2006 and 2005, tax fees related to capital markets transactions and other special projects were $50,000 and $264,321, respectively.

Audit Committee Pre-Approval Policies and Procedures.   All auditing services and non-audit services provided to us by our independent auditors must be pre-approved by the audit committee (other than the de minimus exceptions provided by the Exchange Act). All of the Audit, Audit-Related and Tax Fees shown above for 2006 met this standard.

Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors

The audit committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by Deloitte & Touche LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. The audit committee has delegated pre-approval authority to the Chair of the audit committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the audit committee at its first meeting after the pre-approval was obtained.

Other

In connection with the audits for the period ending December 31, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to refer to such disagreement in connection with their report.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

APPROVAL OF THE REDDY ICE HOLDINGS, INC. 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED
(ITEM 3)

Prior to the initial public offering of Company’s common stock, the Board of Directors adopted, and the stockholders of the Company approved, the 2005 Long Term Incentive and Share Award Plan (the “Plan”). As originally adopted, the Plan authorized the issuance of 750,000 shares of common stock. As of April 16, 2007, there were approximately 20,000 shares of common stock remaining available for issuance under the Plan. The Board of Directors has adopted an amendment to the Plan, subject to approval by stockholders, authorizing an additional 500,000 shares of common stock for issuance under the Plan. The authorization of an additional 500,000 shares of common stock will allow the compensation committee to have shares available for issuance to employees in the future. It is the intention of the Board of Directors that issuances under the Plan in the near term would primarily be to new employees and for those employees who have been promoted.

We now ask the stockholders to approve the Plan, as amended. The following summary of the Plan, as amended, is qualified in its entirety by reference to the Plan, which is attached as Appendix 1 hereto.

General.   The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors and to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long-term value for stockholders by aligning the interests of such persons with those of stockholders. The Plan provides for the grant to eligible employees, consultants and directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (the “Awards”). An aggregate of 1,250,000 shares of common stock have been reserved for issuance under the Plan. In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to a participant under the Plan will be 500,000 shares, and (ii) the maximum number of shares which may be granted to a participant under the Plan with respect to Awards intended to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended (the “Code”) (other than options and SARs) will be 500,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration.   Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the compensation committee or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 150 persons are currently eligible to participate in the Plan.

Except for certain antidilution adjustments, unless the approval of stockholders of the Company is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

Awards.   Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the

Code may be granted for such number of shares of common stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such performance criteria as the Committee may deem appropriate. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Committee to be consistent with the purposes of the Plan.

If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of preestablished performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; (10) earnings before income taxes, interest, depreciation and amortization expenses as further adjusted to give effect to unusual items, non-cash items and other adjustments, (11) earned distributable cash per share and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of a cash-settled performance unit or other cash-settled award granted for a calendar year to any participant that is intended to satisfy the requirements for the performance-based compensation exception under Section 162(m) shall not exceed $2 million.

Nontransferability.   Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change of Control.   In the event of a change of control (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes.   If the Committee determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination.   The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term.   The Plan became effective as of August 8, 2005. Unless earlier terminated, the Plan will expire on August 8, 2015 and no further awards may be granted thereunder after such date.

Market Value.   The per share closing price of the Company’s common stock on April 12, 2007 was $29.94.

Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to each “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million.

New Plan Benefits. The number of awards that will be granted under the Plan cannot be determined. Therefore, a “New Plan Benefits” table has not been included.

Passage of the proposal requires the affirmative vote of a majority of the votes cast. The Board of Directors unanimously recommends voting “FOR” the approval of the Plan, as amended.

EXECUTIVE OFFICERS

The following table sets forth certain information as of April 16, 2007 regarding Reddy Ice’s executive officers. Effective May 17, 2007, the positions held by William P. Brick, Jimmy C. Weaver, Raymond D. Booth and Ben D. Key, will be Executive Chairman and Chairman of the Board of Directors; Chief Executive Officer and President; Chief Operating Officer and Executive Vice President; and Execuitve Vice President—Sales and Marketing respectively. Each of these officers has been elected to serve until his successor is duly appointed or elected or until his earlier removal or resignation from office. No arrangement or understanding exists between any of these officers and any other person pursuant to which they were or are to be selected as an officer.

NAME	AGE	POSITION
William P. Brick	55	Chief Executive Officer and Chairman of the Board of Directors
Jimmy C. Weaver	53	President and Chief Operating Officer
Steven J. Janusek	35	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer) and Secretary
Ben D. Key	52	Senior Vice President—Sales
Raymond D. Booth	55	Senior Vice President—Mid-Atlantic Operations
Thomas L. Dann	58	Senior Vice President—Western Operations
Graham D. Davis	52	Senior Vice President—Central Operations
Joseph A. Geloso	52	Senior Vice President—Eastern Operations
Mark A. Steffek	38	Vice President—Finance and Treasurer

William P. Brick’s background information is described in the “Director Nominees” section herein.

Jimmy C. Weaver’s background information is described in the “Director Nominees” section herein.

Steven J. Janusek became Chief Financial Officer in October 2000 and Secretary in June 2001. Mr. Janusek is a certified public accountant and served as Treasurer from February 2000 until March 2001 and as Corporate Controller from January 1998 until October 2000. Mr. Janusek joined Southwestern Ice, Inc. in July 1994 and from January 1996 served as the Corporate Controller of Southwestern Ice until its merger with Reddy in April 1997.

Ben D. Key was appointed Executive Vice President-Sales and Marketing effective May 17, 2007. Mr. Key was previously named Senior Vice President—Sales in April 2001. From April 1998 until April 2001, Mr. Key served as Vice President—Sales. Mr. Key joined Reddy Ice Corporation in June 1997 and served in the same position prior to its acquisition by Reddy. Prior to joining Reddy Ice Corporation, Mr. Key was engaged in government service and political consulting for twenty years.

Raymond D. Booth has been appointed Chief Operating Officer and Executive Vice President of the Company effective May 17, 2007. Mr. Booth was previously named Senior Vice President—Mid-Atlantic Operations in July 2003. Prior to joining Reddy, Mr. Booth was the principal of Booth Consulting, LLC and was engaged by Reddy to oversee its mid-Atlantic cold storage businesses as well as serving other food related clients. Mr. Booth has over 32 years of experience in the dairy foods business, where his career engaged him in all aspects of the growth through acquisition and branding of Country Fresh, LLC, one of the Midwest’s largest dairy products providers. He served in various senior management positions including Senior Vice President of Country Fresh, LLC. Country Fresh merged with Suiza Foods in November 1997, and Mr. Booth became Suiza’s Senior Vice President of Operations in January 1999. He served in that capacity until January 2001 when he became President of Suiza’s Country Fresh division. Mr. Booth served in that capacity until December 31, 2002 when he started his own consulting company.

Thomas L. Dann became Senior Vice President—Western Operations in March 2001. Mr. Dann joined Reddy Ice Corporation in 1987 through the acquisition of his company, Lampasas Ice, which he owned and operated from 1971. Mr. Dann has served in various management positions including Plant Manager, Zone Manager and Area Vice President.

Graham D. Davis became Senior Vice President—Central Operations in March 2001. From April 1998 through March 2001, he was Senior Vice President—Western Operations. For the five years prior to the acquisition of Reddy Ice Corporation by Reddy, Mr. Davis was Executive Vice President of Operations of Reddy Ice Corporation.

Joseph A. Geloso became Senior Vice President—Eastern Operations in February 2001. Mr. Geloso joined Reddy Ice Corporation in 1987 as a plant manager. While at Reddy Ice Corporation and subsequently at Reddy, Mr. Geloso served in various management positions including Plant Manager, Zone Manager and Area Vice President.

Mark A. Steffek became Vice President—Finance and Treasurer in April 2001. Mr. Steffek is a certified public accountant and from September 1991 until he joined Reddy in September 2000 as its Director of Financial Reporting and Assistant Treasurer, he served as an auditor with Deloitte & Touche LLP in various capacities, including senior manager.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our philosophy in establishing compensation policies for our executive officers is to align compensation with our strategic objectives, while concurrently providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation policies for executive officers are to:

•       Attract and retain executive officers by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding performance;

•       Promote and reward the achievement of short-term objectives that our Board of Directors and management believe will lead to long-term growth in stockholder value; and

•       Closely align the interests of executive officers with those of our stockholders by making the value of long-term incentive compensation dependent upon financial performance and total stockholder return.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

•       Base salary;

•       Cash annual incentive awards; and

•       Long-term, equity-based incentives.

Mix of Compensation Components

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both short-term performance objectives and long-term stockholder value. To this end, a substantial portion of our executive officers’ annual and long-term compensation is at-risk. The portion of compensation at-risk increases with the executive’s position within the Company. This provides more upside potential and downside risk for more senior positions as these roles have greater influence on the performance of the Company as a whole.

Annual Compensation Programs

Our executive officers receive two forms of annual cash-based compensation—base salary and annual incentive awards, which together constitute an executive’s total annual compensation. Please note that “total annual compensation”, as discussed in this Compensation Discussion and Analysis, differs from the “Total Compensation” column of the Summary Compensation Table on page 27, which includes long term incentive compensation and other forms of compensation valued on a basis consistent with financial statement reporting requirements. The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Total annual compensation for each position is targeted at the “market value” for that position. To determine market value, the compensation committee considers compensation data compiled by outside consultants based on a comparative peer group, as well as data from nationally-recognized independent executive compensation surveys.

An initial compensation study was completed in February 2005 in anticipation of the initial public offering of our common stock that was completed in August 2005. A comparative peer group was developed that was intended to be representative of the market in which we compete most directly for executive talent. The peer group included 19 companies within the food products and durable goods industries with similar market caps and profit margins. Additional compensation data from the consultant’s own surveys and other pubished surveys were also considered. Each executive position was reviewed and compared to the survey data based on the position’s primary responsibilities and scope. The results of this study were used, in part, to determine executive compensation levels for 2005 and 2006.

The compensation committee engaged Towers Perrin, a compensation consultant, in December 2006 to conduct a new competitive assessment of compensation for our executives and top management positions. The consultant provided benchmark of data for each position. The survey data used for the study included non-durable goods manufacturing companies and general industry information that covered a wide range of companies across all industries and revenue sizes. The consultant performed a regression analysis of the survey data to recognize differences in company revenue. With the consultant’s assistance, a new comparative peer group was developed based on similarities in such measures as revenues, gross profit and dividend policies. The peer group created in connection with this assessment was comprised of the 15 companies listed below:

B&G Foods, Inc.	Hansen Natural Corporation
California Water Services Group	Imperial Sugar Company
Centerplate, Inc.	The Middleby Corporation
Coinstar, Inc.	NuCO2, Inc.
Compass Minerals International, Inc.	Peet’s Coffee and Tea, Inc.
Diamond Foods, Inc.	Pioneer Companies, Inc.
Franklin Electric Co., Inc.	Xerium Technologies, Inc.
Green Mountain Coffee Roasters, Inc.

Role of Executive Officers in Compensation Decisions

The compensation committee makes all compensation decisions for the following officers:  Executive Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Executive Vice President of Sales and Marketing. In addition, the committee oversees and approves both the annual incentive program and long term incentive program for all of the Company’s employees. Decisions regarding base salary of other executive officers are made by the Chief Executive Officer. Prior to May 17, 2007, the base salary of Raymond D. Booth was determined by the Chief Executive Officer; however after that date Mr. Booth’s salary will be determined by the compensation committee.

The Chief Executive Officer or other supervising officer annually reviews the performance of all executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented first to the Chief Executive Officer (if the Chief Executive Officer is not the immediate supervisor) and after approval to the compensation committee. The compensation committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Annual Compensation Policies

Our annual compensation policies further our pay-for-performance philosophy. We set total annual compensation for our executive officers to approximate the market value for comparable positions and intend to have a meaningful percentage at risk. Annual incentive awards are targeted at a level that, when combined with base salaries, are intended to yield total annual compensation that approximates market value. As a result, total annual compensation for a position generally should exceed its market value when our financial performance exceeds our applicable annual targets. Total annual compensation generally should be below market value when our financial performance does not meet targets.

Base Salary.   Based on the compensation committee’s review of the applicable compensation data, as discussed above, base salaries of all executives for 2005, in anticipation of our IPO, were set at levels approximating the market value for comparable positions. On March 25, 2005, Mr. Brick’s salary was set at $425,000 and was increased approximately 5.6% on April 7, 2006 to $450,000. In connection with Mr. Brick’s appointment to Executive Chairman effective May 17, 2007, his salary will remain at $450,000. On March 25, 2005, Mr. Weaver’s salary was set at $300,000 and was increased 5.0% on April 7, 2006 to $315,000. In connection with Mr. Weaver’s annual review and appointment to the position of Chief Executive Officer and President, effective May 17, 2007, his salary will be increased to $375,000. On March 25, 2005, Mr. Janusek’s salary was set at $220,000 and was increased approximately 4.5% on April 7, 2006 to $230,000. In connection with his annual review and the addition of new responsibilities, effective May 17, 2007, his salary will be increased to $260,000. On March 25, 2005, Mr. Key’s salary was set at $180,000 and was increased approximately 5.6% on August 1, 2006 to $190,000. In connection with his annual review and appointment as Executive Vice President of Sales and Marketing, effective May 17, 2007, his salary will be increased to $210,000. On March 25, 2005, Mr. Booth’s salary was set at $160,000. In connection with his annual review and appointment as Chief Operating Officer and Executive Vice President, effective May 17, 2007, his salary will be increased to $235,000. In addition to an annual review, the base salaries of executives are also reviewed at the time of a promotion or other change in responsibilities. Generally, changes to base salary for all employees take effect early in the second quarter of each year, including 2007. The compensation study commissioned in December 2006 was used by the compensation committee in determining the 2007 salaries noted above.

Annual Incentive Awards.   Annual incentive awards generally are targeted at levels slightly higher than market value for comparable positions, which reflects our view that larger amounts of an executive’s annual compensation should be at-risk. In February 2006, the compensation committee approved our annual incentive program for 2006. Historically, including 2006, annual incentive awards have been awarded entirely based on achieving Adjusted EBITDA targets. Adjusted EBITDA is computed on the same basis as required under our senior credit facility. More specifically, EBITDA represents net income (loss) before income taxes, interest, depreciation and amortization expenses. Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items and other adjustments, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s senior credit facility. For example, costs related to our secondary offering in May 2006 were not included in the computation of Adjusted EBITDA. Although EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability, we believe they are important measures of the operational strength of our business and a key metric investors use in evaluating the value of the Company. Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under our senior credit facility, including our ability to pay dividends.

During our annual budgeting process, Adjusted EBITDA budgets are established for our corporate cost center and each individual plant location. The consolidated Adjusted EBITDA budget is approved by our full Board of Directors. In conjunction with our annual budgeting process, our compensation committee sets the annual incentive targets for each plant location and the consolidated Company. In establishing the annual Adjusted EBITDA budget, management and the Board of Directors strives to meet published growth objectives that they believe are consistent with the goal of increasing stockholder value. The consolidated annual incentive target is generally set, including in 2006, at an amount approximately equal to the midpoint of our initial published guidance range for annual Adjusted EBITDA in any given year. Both the Adjusted EBITDA budget and annual incentive target are adjusted periodically throughout the year for acquisitions, dispositions and unusual items as previously explained. All adjustments are approved by our full Board of Directors.

Approximately 170 employees, including our executive officers, participate in the annual incentive program. At 100% of target, payments are made based on a percentage of annual salary ranging from 10% to 75%. Generally, the more senior employees and executives are compensated at higher percentages of annual salary. Beginning at 95% of the annual target, our executives earn a prorated portion of the target annual incentive compensation with a full payout at 100% of target. In the event that actual consolidated Adjusted EBITDA for the year exceeds the annual target, an additional pool of incentives is created equal to 40% of the excess. All plant level participants who achieve 100% of their individual target along with all corporate participants, including our executive officers, share in the additional pool pro rata based on their percentage of the base annual incentive. The maximum payout under the plan is 200% of the base annual incentive amount. The compensation committee has the discretion to grant bonuses if not otherwise earned according to plan terms if the facts and circumstances warrant such a grant.

For 2006, we exceeded our consolidated annual incentive target. Payments made for our base annual incentive plan totaled approximately $3.3 million and the incentive pool payments totaled approximately $2.2 million. Individuals, including our executive officers, were paid 171% of their individual annual incentive target.  For 2006, the target percentage of annual base salary for Messrs. Brick, Weaver, Janusek, Key and Booth were 75%, 65%, 50%, 50% and 50%, respectively.

For 2007, our compensation committee established the annual incentive plan with the same design and structure as 2006. If we achieve 100% of our annual consolidated Adjusted EBITDA target, the total annual incentive payout will be approximately $3.5 million. The target percentage of annual base salary for Messrs. Brick, Weaver, Janusek, Key and Booth remain consistent with those in 2006 with the exception of Mr. Weaver, whose payout percentage will be increased to 75% due to his appointment as Chief Executive Officer and President effective May 17, 2007.

Long Term Incentive Compensation

Our compensation committee believes that long term incentive compensation is an important component of our program because it has the effect of retaining executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of our long-term strategic goals. Vesting of long term incentive awards is based on a mix of Company performance and time, and is targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual compensation.

In connection with becoming a private company in August 2003, certain members of management, including our executive officers, co-invested with our private equity sponsors in order to mutually align the interests of management and our owners. Also in connection with that transaction, stock options were granted to those same members of management. The terms of the stock options provided for vesting based on a combination of time and performance parameters. Upon completion of the initial public offering of our common stock in August 2005, all performance-based options were immediately vested. All of the performance-based options and the vested time-based options were exercised in conjunction with the closing of the IPO. In addition, for the purpose of retaining executives and aligning executive’s financial interest with the interests of our new public stockholders, certain parameters around the remaining unvested time-based options were modified to provide for the cashless conversion of the options to time-based restricted stock with vesting dates in February 2006, January 2007 and July 2007. The restricted stock with vesting dates in February 2006 and January 2007 is now fully vested.

In addition, our compensation committee recommended the creation of a new long term incentive program for our executives for the purpose of retaining executives, aligning executives’ financial interests with the interests of our new public stockholders, and rewarding the achievement of our long-term strategic goals as a public company. The Long Term Incentive and Share Award Plan (the “Plan”) was approved by our stockholders in August 2005 prior to the IPO with an initial 750,000 shares in the plan.

Shortly after the completion of the IPO, our compensation committee granted the majority of the 750,000 shares in the form of restricted stock units (“RSUs”) to approximately 130 of our employees, including our executive officers. Due to the dividend policy adopted in connection with our IPO, which is designed to distribute a substantial portion of our free cash flow to our stockholders on a quarterly basis, our compensation committee chose RSUs as the best instrument to properly align our executive’s financial interest with the interests of our new public stockholders. This substantial upfront grant was made in lieu of annual grants as the compensation committee and the Board of Directors desired to create a level of certainty regarding the amount of dilution that would be experienced by our new stockholders in the first two to three years after the IPO. Since our IPO, our compensation committee has granted additional RSUs in minor amounts to newly hired and promoted employees, typically either in February and August of each year.

Fifty percent of the RSU’s granted have been time-based and 50% have been performance-based. Our compensation committee believes that a mix of both time- and performance-based long-term incentives is appropriate in order to balance the goals of executive retention and rewarding the achievement of our long-term strategic goals. Generally, the time-based RSUs vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years. The performance-based RSUs vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the applicable performance condition for the applicable vesting period is met. The performance condition for each vesting period is based on our earned distributable cash per share for each vesting period. Earned distributable cash is defined as the excess of Adjusted EBITDA minus an amount equal to the sum of our net capital expenditures and cash interest payments, all of which are calculated on a pro forma basis to give effect to acquisitions, dispositions and other unusual items. Our compensation committee believes that earned distributable cash per share is a very important measure in determining the success of our strategic objectives as our ability to pay dividends is a key measure to our investors.

Each vesting period begins on July 1 and ends on June 30 of the subsequent year. If in any performance period the performance condition for a subsequent performance period is achieved, performance-based RSUs are entitled to dividend equivalent rights payments in the subsequent performance period equal to the dividends which would be payable on the shares of common stock represented by the RSUs subject to vesting in that period.

Based on our financial results for the vesting period ended June 30, 2006, the performance condition for the performance-based RSUs eligible for vesting on August 12, 2006 was met as our actual earned distributable cash per share for the period was approximately $2.77 and the target for the period was approximately $2.38. As a result of the performance targets for the remaining three vesting periods also being met as of June 30, 2006, the holders of unvested performance-based RSUs are entitled to dividend equivalent payments for the period from July 1, 2006 to June 30, 2007.

As of April 16, 2007, there were approximately 20,000 shares of common stock available for issuance under the Plan. The authorization of an additional 500,000 shares of common stock, as requested in this proxy, will allow our compensation committee to have available additional shares for issuance to employees in the future. It is the expectation of the compensation committee that any issuances under the long term incentive program in the near term would primarily be to new employees and for those employees who have been promoted.

As of July 1, 2007, the vesting of our executives officers’ restricted stock awarded while we were a private company and prior to our initial public offering will be complete. In addition, assuming the performance target for our performance-based RSUs is met as of June 30, 2007, 50% of our executive officers’ RSUs will be vested with only twenty-four months remaining for the rest. It is the intention of our compensation committee to review the design and structure of our long term incentive program and overall employment arrangements later this year and to make the appropriate changes to these and other compensation programs beginning in 2008. For example, the compensation committee may decide to issue new annual RSU grants in the future to maximize the plan’s ability to retain executives.

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, our executive officers also receive certain perquisites and other benefits. Such perquisites include Company matching contributions under our 401(k) plan, life insurance benefits and spousal travel.

All participants in our 401(k) plan are eligible to receive matching Company contributions equal to 50% of employee contributions, up to a maximum amount equal to 4% of annual salary.

The Company provides term life insurance to all salaried employees in an amount equal to two times base salary, with a limit of $400,000. Internal Revenue Service regulations limit the amount of life insurance that an employer can provide to employees tax free. The coverage provided to many of our employees, including the executive officers, for 2006 exceeded such limits. Therefore, compensation expense has been calculated and attributed to each executive officer in accordance with IRS requirements. We also have an agreement with Mr. Brick whereby we have agreed to pay him $7,500 per year as reimbursement for life insurance that he personally purchased.

We generally have two national meetings per year for certain members of management, including our executive officers. Spouses are invited to attend one of these meetings and their travel expenses are paid by the Company.

We also provide other benefits, such as medical, dental and basic life insurance and disability coverage to most of our employees, including our executive officers. We also provide customary amounts of vacation time and paid holidays to all employees, including our executive officers.

Deferred Compensation and Defined Benefit Plans

We do not offer any deferred compensation, defined beneft plans or pensions to any of our employees.

Change In Control and Severance Agreements

We do not have any agreements in place with the executive officers that provide compensation for a change in control of the Company. Each of our executive officers has an employment agreement that provides for severance payments in the event the executive officer’s employment is terminated under certain conditions. We believe that these agreements serve to maintain the focus of our executive officers and insure that their attention, efforts and commitment are aligned with maximizing the success of the Company and stockholder value by minimizing distractions involving executive management that arise when strategic transactions involving a change in control and other signficant changes to the Company are considered. For additional information concerning these serverance provisions, see “Employment Agreements” below.

Regulatory Considerations

The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing compensation. Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There are exceptions to the $1 million limitation for performance-based compensation meeting certain requirements and for certain compensation paid pursuant to plans or agreements in existence prior to the Company’s initial public offering. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible under 162(m). However, the compensation committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. We believe our current annual and long term incentive compensation for executives is not subject to any material deductibility limitations under Section 162(m).

Stock Ownership Guidelines

We currently do not have any guidelines or policies that require our executive officers to maintain certain levels of ownership of the Company’s stock. We expect our compensation committee to consider this issue in the future.

Securities Trading Policy

We have a written insider trading policy that governs the trading of our stock by our executive officers and certain other employees. This policy is designed to ensure compliance with all insider trading rules. It also prohibits “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) and “short sales against the box” (selling owned, but not delivered securities). It also prohibits trading derivative securities such as “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) related to our stock.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Securities Exchange Act  of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

The compensation committee has reviewed and discussed the Compensation Disclosure and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors the inclusion of the CD&A in the Company’s Proxy Statement.

Compensation Committee of the Board of Directors

Theodore J. Host
Tracy L. Noll
Robert N. Verdecchio

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer, Chief Financial Officer and three additional highly compensated executive officers (the “Named Executive Officers”) for the year ended December 31, 2006:

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards($) (e)		Option Awards($) (f)	Non-Equity Incentive Plan Compensation($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (h)	All Other Compensation($) (i)		Total($) (j)
William P. Brick,	2006	$442,308	$577,480	$813,510	(1)	—	—	—	$218,663	(2)	$2,051,961
Chief Executive Officer
Jimmy C. Weaver,	2006	$310,385	$350,338	$628,101	(1)	—	—	—	$206,890	(2)	$1,495,714
President & Chief Operating Officer
Steven J. Janusek,	2006	$226,924	$196,771	$343,699	(1)	—	—	—	$95,445	(2)	$862,839
Executive Vice President, Chief Financial Officer & Secretary
Ben D. Key,	2006	$183,769	$162,550	$180,140	(1)	—	—	—	$64,839	(2)	$591,298
Senior Vice President-Sales
Raymond D Booth,.	2006	$159,990	$136,884	$209,156	(1)	—	—	—	$56,753	(2)	$562,783
Senior Vice President—Mid-Atlantic Operations

(1)                Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of outstanding restricted shares and RSUs, in accordance with SFAS 123R. For additional information regarding the valuation and accounting for equity instruments, refer to note 11 to the Company’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(2)                Represents amounts (i) paid to the employee in connection with the dividend equivalent rights associated with unvested performance-based restricted stock units and dividends paid to the employee on unvested shares of restricted stock, (ii) the reimbursement of sales commissions incurred by the employee in connection with the sale of common stock in the Company’s secondary offering in May 2006 (the Company was reimbursed for such amounts by the underwriters of the secondary offering), (iii) contributions made to the Company’s 401(k) plan by the Company, (iv) the cost of travel and lodging expenses paid by the Company for the benefit of the employee’s spouse and (v) the cost of life insurance benefits paid the Company; for Mr. Brick, such amount also includes $7,500 of reimbursements for a life insurance policy. The amounts by employee and category are as follows:

	Dividend and Dividend Equivalent Payments	Commission Reimbursement	401(k) Contributions	Spousal Travel	Life Insurance	Total
William P. Brick	$115,965	$88,809	$3,256	$1,327	$9,306	$218,663
Jimmy C. Weaver	116,219	84,776	3,592	1,337	966	206,890
Steven J. Janusek	53,057	36,947	3,808	1,297	336	95,445
Ben D. Key	30,696	28,824	3,191	1,162	966	64,839
Raymond D. Booth	45,287	9,321	—	1,179	966	56,753

PLAN-BASED AWARDS

No grants of awards were made to our Named Executive Officers under any plan during or with respect to 2006.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements

On August 14, 2003, we entered into executive employment agreements (each, an “employment agreement”) with each of William P. Brick, our Chief Executive Officer, Jimmy C. Weaver, our President and Chief Operating Officer, Steven J. Janusek, our Executive Vice President, Chief Financial Officer and

Secretary, Ben D. Key, our Senior Vice President of Sales and Raymond D. Booth, our Senior Vice President—Mid-Atlantic Operations. The employment agreements for each of Messrs. Brick, Weaver, Janusek, Key and Booth are of indefinite duration.

Under the terms of each employment agreement, in addition to his annual salary, each executive officer is entitled to participate in incentive compensation plans on the same basis as other comparable level employees. Each executive officer is also entitled to participate in various benefit plans.

Each of these employment agreements provides for a minimum base salary. In addition, each agreement provides that the executive is entitled to receive an annual bonus upon achieving certain performance and operating targets. The employment agreements with Messrs. Brick, Weaver, Janusek, Key and Booth provide for minimum base salaries of $360,000, $275,000, $180,000, $150,000 and $140,000, respectively. On March 26, 2004, the compensation committee approved an increase in Mr. Brick’s annual salary to $400,000 per year, effective as of that date. On March 24, 2005 and February 26, 2006, the compensation committee approved revised compensatory arrangements with respect to certain of our executive officers and our Chief Executive Officer approved revised compensatory arrangements with respect to certain additional executive officers. Pursuant to the revised compensatory arrangements, certain of our officers received an increase in their base salaries effective March 25, 2005 and April 7, 2006. Each executive officer’s base salary was increased in accordance with the terms of such executive officer’s employment agreement.

The current annual base salaries for our Chief Executive Officer and Named Executive Officers are $450,000 for Mr. Brick, $315,000 for Mr. Weaver, $230,000 for Mr. Janusek, $180,000 for Mr. Key and $160,000 for Mr. Booth. On April 10, 2007, the compensation committee approved revised compensatory arrangements with respect to certain of our executive officers. Pursuant to the revised compensatory arrangements, certain of our officers received an increase in their base salaries effective May 17, 2007. Each executive officer’s base salary was increased in accordance with the terms of such executive officer’s employment agreement. Effective May 17, 2007, the annual base salaries for our Chief Executive Officer and Named Executive Officers will be $450,000 for Mr. Brick, $375,000 for Mr. Weaver, $260,000 for Mr. Janusek, $210,000 for Mr. Key and $235,000 for Mr. Booth.

Each of these employment agreements provides for severance payments in the event the executive officer’s employment is terminated under certain conditions. The employment agreements do not provide for payments upon a change in control of the Company or increased severance payments if terminations are in connection with or following a change in control of the Company. In addition, we do not have any separate agreements in place with the executive officers that provide compensation in the event of a change in control of the Company. For additional information concerning the severance provisions of these employment agreements, see “Potential Payments Upon Termination and Change of Control” below.

2005 Long Term Incentive and Share Award Plan

Please see the discussion under “Approval of the Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan, as amended” and “Compensation Discussion and Analysis-Long Term Incentive Compensation” for a description of the Company’s stock incentive plan and outstanding awards.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006

		Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#) (d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested(#) (g)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (j)(3)
William P. Brick
Restricted stock	—	—	—	—	—	—	—	53,827	(1)	$1,389,813
Restricted stock units	—	—	—	—	—	—	—	90,000	(2)	$2,323,800
Jimmy C. Weaver
Restricted stock	—	—	—	—	—	—	—	57,263	(1)	$1,478,531
Restricted stock units	—	—	—	—	—	—	—	60,000	(2)	$1,549,200
Steven J. Janusek
Restricted stock	—	—	—	—	—	—	—	25,196	(1)	$650,561
Restricted stock units	—	—	—	—	—	—	—	36,000	(2)	$929,520
Ben D. Key
Restricted stock	—	—	—	—	—	—	—	14,888	(1)	$384,408
Restricted stock units	—	—	—	—	—	—	—	18,000	(2)	$464,760
Raymond D. Booth
Restricted stock	—	—	—	—	—	—	—	22,905	(1)	$591,407
Restricted stock units	—	—	—	—	—	—	—	18,000	(2)	$464,760

(1)              Represents unvested shares of restricted stock issued August 12, 2005. The outstanding shares vest on January 16, 2007 (67%) and July 1, 2007 (33%), provided the Named Executive Officer remains an employee of the Company through the vesting date.

(2)              Represents unvested time-based and performance-based RSUs. The time-based RSUs vest in equal annual installments on August 12, 2007, 2008 and 2009 provided the Named Executive Officer remains an employee of the Company through the vesting date. The performance-based RSUs vest in equal annual installments on August 12, 2007, 2008 and 2009 provided  the Named Executive Officer remains an employee of the Company through the vesting date and the applicable performance condition for the applicable vesting date is met.

(3)              Represents the market value of the unvested restricted shares and restricted stock units based on the closing market price of the Company’s stock of $25.82 on December 29, 2006.

OPTION EXERCISES AND SHARE VESTED TABLE

The following table sets forth the number of common shares acquired upon exercise of options by each Named Executive Officer during 2006 and the number of restricted common shares and restricted stock units held by each Named Executive Officer that vested during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
William P. Brick
Restricted shares	—	—	35,885	$724,877
Restricted stock units	—	—	30,000	$648,900
Jimmy C. Weaver
Restricted shares	—	—	38,176	$771,155
Restricted stock units	—	—	20,000	$432,600
Steven J. Janusek
Restricted shares	—	—	16,797	$339,299
Restricted stock units	—	—	12,000	$259,560
Ben D. Key
Restricted shares	—	—	9,926	$200,505
Restricted stock units	—	—	6,000	$129,780
Raymond D. Booth
Restricted shares	—	—	15,270	$308,454
Restricted stock units	—	—	6,000	$129,780

PENSION BENEFITS

None of our Named Executive Officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

We do not have any agreements in place with the executive officers that provide compensation in the event of a change in control of the Company. However, each of the employment agreements described above under “Employment Agreements” provides for severance payments under certain circumstances.

Mr. Brick’s employment agreement provides that if his employment is terminated due to disability, by the Company without “cause,” or by the executive for “good reason,” he will receive a severance amount equal to 150% of his annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 18 months at our discretion. He is also entitled to the continuation of healthcare benefits from the date of termination to age 65, provided that he pays the premiums for such benefits at the rates assessed for employees and is not eligible to participate in another employer’s healthcare benefit program. These severance payments are contingent on the executive’s compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Brick’s employment is terminated as a result of death, by the Company for “cause,” or by the executive without “good reason,” he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Base Salary and Healthcare Benefits (1)(2)	Vesting in Equity Awards (3)(4)
William P. Brick
Termination due to disability, by the Company without cause, or by the executive for good reason	$702,900	$1,777,113
Termination as a result of death, by the Company for cause, or by the executive without good reason(5)	—	—
Change of Control(6)	—	$3,713,613

(1)          Estimated value, assuming the executive’s employment agreement terminated under each of the circumstances described above on December 31, 2006.

(2)          Represents continued healthcare benefits coverage until age 65, less the premiums for such benefits paid by Mr. Brick.

(3)          The applicable RSU award agreement provides that upon a change in control, both time-based and performance-based RSUs will immediately vest in full, and shares subject to the RSUs will be transferred to the executive. The award agreement also provides that in the event severance benefits are payable under the executive’s employment agreement as a result of termination by the Company without cause or by the executive for good reason, the executive’s time-based RSUs will vest and shares subject to such time-based RSUs will be transferred to the executive at the time of such termination, to the extent such time-based RSUs would have vested if the executive’s employment had continued through the end of the severance period provided for in his employment agreement. The 2003 Stock Option Plan and applicable restricted share award agreements provide for the full vesting of restricted shares upon a change in control.

(4)          See Outstanding Equity Awards table for number of unvested restricted shares and RSUs outstanding.

(5)          The bonus amount that would be payable in the event of termination of employment upon the death of the executive is not determinable at this time.

(6)          For all applicable awards, Change in Control has the meaning set forth in the 2005 Long Term Incentive and Share Award Plan, which is attached, as amended, as Appendix 1 hereto.

Approximately 67% of the unvested restricted shares outstanding at December 31, 2006 vested on January 16, 2007.  The remaining restricted shares are scheduled to vest on July 1, 2007.  One-third of the unvested RSUs underlying this amount as of December 31, 2006 are expected to vest on August 12, 2007, assuming the related performance condition is met.  The value attributable to restricted shares and RSUs vesting though August 12, 2007 is $2,164,413, based on the closing market price of the Company’s stock of $25.82 on December 29, 2006.

Mr. Weaver’s employment agreement provides that if his employment is terminated due to disability, by the Company without “cause,” or by the executive for “good reason,” he will receive a severance amount equal to 150% of his annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 18 months at our discretion. If the Company chooses to pay such severance over time, he is also entitled to the continuation of healthcare benefits during this period, provided that he pays the premiums for such benefits at the rates assessed for employees and is not eligible to participate in another employer’s healthcare benefit program. These severance payments are contingent on the executive’s compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Weaver’s employment is terminated as a result of death, by the Company for “cause,” or by the executive without “good reason,” he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Base Salary and Healthcare Benefits (1)(2)	Vesting in Equity Awards (3)(4)
Jimmy C. Weaver
Termination due to disability, by the Company without cause, or by the executive for good reason	$476,550	$1,736,731
Termination as a result of death, by the Company for cause, or by the executive without good reason(5)	—	—
Change of Control (6)	—	$3,027,731

(1)          Estimated value, assuming the executive’s employment agreement terminated under each of the circumstances described above on December 31, 2006.

(2)          Represents continued healthcare benefits coverage for 18 months following termination, less the premiums for such benefits paid by Mr. Weaver, assuming that the Company elects to pay severance benefits over such time period.

(3)          The applicable RSU award agreement provides that upon a change in control, both time-based and performance-based RSUs will immediately vest in full, and shares subject to the RSUs will be transferred to the executive. The award agreement also provides that in the event severance benefits are payable under the executive’s employment agreement as a result of termination by the Company without cause or by the executive for good reason, the executive’s time-based RSUs will vest and shares subject to such time-based RSUs will be transferred to the executive at the time of such termination, to the extent such time-based RSUs would have vested if the executive’s employment had continued through the end of the severance period provided for in his employment agreement. The 2003 Stock Option Plan and applicable restricted share award agreements provide for the full vesting of restricted shares upon a change in control.

(4)          See Outstanding Equity Awards table for number of unvested restricted shares and RSUs outstanding.

(5)          The bonus amount that would be payable in the event of termination of employment upon the death of the executive is not determinable at this time.

(6)          For all applicable awards, Change in Control has the meaning set forth in the 2005 Long Term Incentive and Share Award Plan, which is attached, as amended, as Appendix 1 hereto.

Approximately 67% of the unvested restricted shares outstanding at December 31, 2006 vested on January 16, 2007.  The remaining restricted shares are scheduled to vest on July 1, 2007.  One-third of the unvested RSUs underlying this amount as of December 31, 2006 are expected to vest on August 12, 2007, assuming the related performance condition is met.  The value attributable to restricted shares and RSUs vesting though August 12, 2007 is $1,994,931, based on the closing market price of the Company’s stock of $25.82 on December 29, 2006.

Mr. Janusek’s employment agreement provides that if his employment is terminated due to disability, by the Company without “cause,” or by the executive for “good reason,” he will receive a severance amount equal to 100% of his annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 12 months at our discretion. If the Company chooses to pay such severance over time, he is also entitled to the continuation of healthcare benefits during this period, provided that he pays the premiums for such benefits at the rates assessed for employees and is not eligible to participate in another employer’s healthcare benefit program. These severance payments are contingent on the executive’s compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Janusek’s employment is terminated as a result of death, by the Company for “cause,” or by the executive without “good reason,” he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Base Salary and Healthcare Benefits (1)(2)	Vesting in Equity Awards (3)(4)
Steven J. Janusek
Termination due to disability, by the Company without cause, or by the executive for good reason	$232,700	$805,481
Termination as a result of death, by the Company for cause, or by the executive without good reason(5)	—	—
Change of Control(6)	—	$1,580,081

(1)          Estimated value, assuming the executive’s employment agreement terminated under each of the circumstances described above on December 31, 2006.

(2)          Represents continued healthcare benefits coverage for 12 months following termination, less the premiums for such benefits paid by Mr. Janusek, assuming that the Company elects to pay severance benefits over such time period.

(3)          The applicable RSU award agreement provides that upon a change in control, both time-based and performance-based RSUs will immediately vest in full, and shares subject to the RSUs will be transferred to the executive. The award agreement also provides that in the event severance benefits are payable under the executive’s employment agreement as a result of termination by the Company without cause or by the executive for good reason, the executive’s time-based RSUs will vest and shares subject to such time-based RSUs will be transferred to the executive at the time of such termination, to the extent such time-based RSUs would have vested if the executive’s employment had continued through the end of the severance period provided for in his employment agreement. The 2003 Stock Option Plan and applicable restricted share award agreements provide for the full vesting of restricted shares upon a change in control.

(4)          See Outstanding Equity Awards table for number of unvested restricted shares and RSUs outstanding.

(5)          The bonus amount that would be payable in the event of termination of employment upon the death of the executive is not determinable at this time.

(6)          For all applicable awards, Change in Control has the meaning set forth in the 2005 Long Term Incentive and Share Award Plan, which is attached, as amended, as Appendix 1 hereto.

Approximately 67% of the unvested restricted shares outstanding at December 31, 2006 vested on January 16, 2007.  The remaining restricted shares are scheduled to vest on July 1, 2007. One-third of the unvested RSUs underlying this amount as of December 31, 2006 are expected to vest on August 12, 2007, assuming the related performance condition is met. The value attributable to restricted shares and RSUs vesting though August 12, 2007 is $960,401, based on the closing market price of the Company’s stock of $25.82 on December 29, 2006.

Mr. Key’s employment agreement provides that if his employment is terminated due to disability, by the Company without “cause,” or by the executive for “good reason,” he will receive a severance amount equal to 100% of his annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 12 months at our discretion. If the Company chooses to pay such severance over time, he is also entitled to the continuation of healthcare benefits during this period, provided that he pays the premiums for such benefits at the rates assessed for employees and is not eligible to participate in another employer’s healthcare benefit program. These severance payments are contingent on the executive’s compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Key’s employment is terminated as a result of death, by the Company for “cause,” or by the executive without “good reason,” he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Base Salary and Healthcare Benefits (1)(2)	Vesting in Equity Awards (3)(4)
Ben D. Key
Termination due to disability, by the Company without cause, or by the executive for good reason	$182,700	$461,868
Termination as a result of death, by the Company for cause, or by the executive without good reason(5)	—	—
Change of Control (6)	—	$849,168

(1)          Estimated value, assuming the executive’s employment agreement terminated under each of the circumstances described above on December 31, 2006.

(2)          Represents continued healthcare benefits coverage for 12 months following termination, less the premiums for such benefits paid by Mr. Key, assuming that the Company elects to pay severance benefits over such time period.

(3)          The applicable RSU award agreement provides that upon a change in control, both time-based and performance-based RSUs will immediately vest in full, and shares subject to the RSUs will be transferred to the executive. The award agreement also provides that in the event severance benefits are payable under the executive’s employment agreement as a result of termination by the Company without cause or by the executive for good reason, the executive’s time-based RSUs will vest and shares subject to such time-based RSUs will be transferred to the executive at the time of such termination, to the extent such time-based RSUs would have vested if the executive’s employment had continued through the end of the severance period provided for in his employment agreement. The 2003 Stock Option Plan and applicable restricted share award agreements provide for the full vesting of restricted shares upon a change in control.

(4)          See Outstanding Equity Awards table for number of unvested restricted shares and RSUs outstanding.

(5)          The bonus amount that would be payable in the event of termination of employment upon the death of the executive is not determinable at this time.

(6)          For all applicable awards, Change in Control has the meaning set forth in the 2005 Long Term Incentive and Share Award Plan, which is attached, as amended, as Appendix 1 hereto.

Approximately 67% of the unvested restricted shares outstanding at December 31, 2006 vested on January 16, 2007.  The remaining restricted shares are scheduled to vest on July 1, 2007.  One-third of the unvested RSUs underlying this amount as of December 31, 2006 are expected to vest on August

12, 2007, assuming the related performance condition is met.  The value attributable to restricted shares and RSUs vesting though August 12, 2007 is $539,328, based on the closing market price of the Company’s stock of $25.82 on December 29, 2006.

Mr. Booth’s employment agreement provides that if his employment is terminated due to disability or by the Company without “cause,” he will receive a severance amount equal to 100% of his annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 12 months at our discretion. If the Company chooses to pay such severance over time, he is also entitled to the continuation of healthcare benefits during this period, provided that he pays the premiums for such benefits at the rates assessed for employees and is not eligible to participate in another employer’s healthcare benefit program. These severance payments are contingent on the executive’s compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Booth’s employment is terminated as a result of death, by the Company for “cause,” or by the executive voluntarily, he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Base Salary and Healthcare Benefits(1)	Vesting in Equity Awards(3)(4)
Raymond D. Booth
Termination due to disability or by the Company without cause	$162,700	$668,867
Termination as a result of death, by the Company for cause, or by the executive voluntarily (5)	—	—
Change of Control (6)	—	$1,056,167

(1)          Estimated value, assuming the executive’s employment agreement terminated under each of the circumstances described above on December 31, 2006.

(2)          Represents continued healthcare benefits coverage for 12 months following termination, less the premiums for such benefits paid by Mr. Booth, assuming that the Company elects to pay severance benefits over such time period.

(3)          The applicable RSU award agreement provides that upon a change in control, both time-based and performance-based RSUs will immediately vest in full, and shares subject to the RSUs will be transferred to the executive. The award agreement also provides that in the event severance benefits are payable under the executive’s employment agreement as a result of termination by the Company without cause or by the executive for good reason, the executive’s time-based RSUs will vest and shares subject to such time-based RSUs will be transferred to the executive at the time of such termination, to the extent such time-based RSUs would have vested if the executive’s employment had continued through the end of the severance period provided for in his employment agreement. The 2003 Stock Option Plan and applicable restricted share award agreements provide for the full vesting of restricted shares upon a change in control.

(4)          See Outstanding Equity Awards table for number of unvested restricted shares and RSUs outstanding.

(5)          The bonus amount that would be payable in the event of termination of employment upon the death of the executive is not determinable at this time.

(6)          For all applicable awards, Change in Control has the meaning set forth in the 2005 Long Term Incentive and Share Award Plan, which is attached, as amended, as Appendix 1 hereto.

Approximately 67% of the unvested restricted shares outstanding at December 31, 2006 vested on January 16, 2007.  The remaining restricted shares are scheduled to vest on July 1, 2007.  One-third of the unvested RSUs underlying this amount as of December 31, 2006 are expected to vest on August 12, 2007, assuming the related performance condition is met.  The value attributable to restricted shares and RSUs vesting though August 12, 2007 is $746,327, based on the closing market price of the Company’s stock of $25.82 on December 29, 2006.

Each employment agreement also restricts the executive’s business activities that compete with our business. In the case of Messrs. Brick and Weaver, these restrictions apply for a period of two years following the termination of the executive’s employment. In the case of Messrs. Janusek, Booth and Key, these restrictions apply for a period of 18 months following the termination of the executive’s employment.

For each of these employment agreements, a termination is for “cause” if the executive (i) is convicted of, or pleads guilty to, a felony or a crime involving moral turpitude, (ii) engages in independently verified, continuing and unremedied substance abuse involving drugs or alcohol, (iii) performs an action or fails to take an action that, in the reasonable judgment of a majority of the disinterested members of the Board of Directors, constitutes willful dishonesty, larceny, fraud or gross negligence by the executive in the performance of the executive’s duties to the Company, or makes a knowing or reckless misrepresentation (including by omission of any material adverse information) to stockholders, directors or officers, (iv) willfully and repeatedly fails, after ten (10) business days notice, to materially follow the written policies of the Company or instructions of the Board of Directors or (v) materially breaches any agreement to which the executive and the Company or any of its subsidiaries are a party, or materially breaches any written policy, rule or regulation adopted by the Company or any of its subsidiaries relating to compliance with securities laws or other laws, rules or regulations and such breach is not cured by the executive or waived in writing by the Company within thirty (30) days after written notice of such breach to the executive, then the Company may, at any time by written notice to the executive, which notice shall be appended to a certified written resolution duly adopted by the Board of Directors, terminate the term immediately.

Additionally, for each of these employment agreements (other than the Booth employment agreement which does provide for good reason termination), “good reason” shall mean any of the following with respect to the executive: (a) a material reduction in title, authority or responsibility at the Company, (b) a reduction in base salary, (c) the relocation of the executive’s principal place of work by more than 50 miles or (d) a material breach by the Company of the employment agreement or the indemnification agreements which is not cured by such other party or waived by the executive within thirty (30) days after written notice of such breach from the executive to the Company.

AUDIT COMMITTEE REPORT

The audit committee assists the Board of Directors in its oversight of Reddy Ice’s financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Reddy Ice’s audited financial statements with accounting principles generally accepted in the United States of America.

In this context, the audit committee has reviewed and discussed the audited financial statements with management and Reddy Ice’s independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from Reddy Ice and its management. The audit committee has also considered whether the independent auditors’ provision of non-audit services to Reddy Ice is compatible with the auditors’ independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

The audit committee has also evaluated the performance of the independent auditors, including, among other things, the amount of fees paid to the independent auditors for audit and non-audit services during the fiscal year ended December 31, 2006. Information about the independent auditors’ fees for the fiscal year ended December 31, 2006 is discussed above in this Proxy Statement under “Ratification of Appointment of Independent Registered Public Accounting Firm.”  Based on its evaluation, the audit committee has selected Deloitte & Touche LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2007.

In reliance on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in Reddy Ice’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Tracy L. Noll
Michael S. McGrath
Robert N. Verdecchio

EQUITY COMPENSATION PLAN INFORMATION

The information shown below is as of December 31, 2006 and relates to equity compensation plans under which our common shares are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	537,450	(1)	—	88,758	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	537,450		—	88,758

(1)           Represents outstanding RSUs.

(2)           Represents 57,883 shares available under the 2003 Stock Option Plan and 30,875 shares available under the 2005 Long Term Equity Incentive and Share Award Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the percentage of the Company’s common equity that is beneficially owned, as of April 16, 2007 by:

•       each of our directors;

•       each of our Named Executive Officers;

•       all of our Named Executive Officers and directors as a group; and

•       each person, or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial Owner	Common Stock Shares Beneficially Owned		Percentage of Shares Beneficially Owned*
5% Stockholders
Noonday Asset Management, L.P.	1,896,300	(1)	8.7%
Thornburg Asset Management	1,668,200	(2)	7.6%
Wachovia Corporation	1,123,095	(3)	5.1%
Named Executive Officers and Directors
William P. Brick	194,000	(4)	0.9%
Jimmy C. Weaver	208,651	(5)	1.0%
Steven J. Janusek	86,275	(6)	**
Ben D. Key	30,345	(7)	**
Raymond D. Booth	71,073	(8)
Theodore J. Host	1,000		**
Michael S. McGrath	3,500		**
Tracy L. Noll	48,286	(9)	**
Robert N. Verdecchio	1,000		**
Total Named Executive Officers and Directors as a group (9 persons)	644,130	(10)	3.0%

*                    The percentage beneficial ownership for all holders has been rounding to the nearest 1/10th of a percentage.

**             Percentage of shares beneficially owned by such person does not exceed one percent.

(1)          This information is based on Schedule 13G/A filed with the SEC on January 25, 2007 by Noonday Asset Management, L.P. According to the Schedule 13G/A, Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., David I. Cohen, Saurabh K. Mittal, Chun R. Ding, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, Douglas M. McMahon,, William F. Mellin, Stephen L. Millham, Jason E. Moment, Rajiv A. Patel, Derek C. Schrier, Thomas F. Steyer, Mark C. Wehrly have shared voting and dispositive power with respect to, and shared beneficial ownership of, 1,896,300 of the shares; Noonday Capital Partners, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 33,700 of the shares; Farallon Capital Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 393,300 of the shares; Farallon Capital Institutional Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 396,500 of the shares; Farallon Capital Institutional Partners II, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 28,200 of the shares; Farallon Capital Institutional Partners III, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 26,700 of the shares; Tinicum Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 13,000 of the shares; Farallon Capital Offshore Investors II, L.P. has shared and dispositive voting power with respect to, and shared beneficial ownership of, 295,118 of the shares; Farallon Capital Management, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 709,782 of the shares and Farallon Partners, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 1,186,629 of the shares.

According to the Schedule 13G/A, Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., David I. Cohen and Saurabh K. Mittal is c/o Noonday Asset Management, L.P., 227 West Trade Street, Suite 2140, Charlotte, North Carolina 28202. According to the Schedule 13G/A, the address of each of the other reporting persons referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, California 94111.

       (2) This information is based on Schedule 13G filed with the SEC on February 15, 2007 by Thornburg Asset Management. According to the Schedule 13G, the address of Thornburg Asset Management is 119 Marcy Street, Santa Fe, New Mexico 87501.

       (3) This information is based on Schedule 13G filed with the SEC on February 6, 2007 by Wachovia Corporation. According to the Schedule 13G, the address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.

       (4) Includes 17,942 unvested restricted shares received by Mr. Brick upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public in August 2005.

       (5) Includes 19,087 unvested restricted shares received by Mr. Weaver upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public in August 2005.

       (6) Includes 8,399 unvested restricted shares received by Mr. Janusek upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public in August 2005.

       (7) Includes 4,962 unvested restricted shares received by Mr. Key upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public in August 2005.

       (8) Includes 7,635 unvested restricted shares received by Mr. Booth upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public in August 2005.

       (9) Includes 755 unvested restricted shares received by Mr. Noll upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public in August 2005.

(10) Includes an aggregate 58,780 unvested restricted shares received by the named executive officers and directors upon the cashless exercise of options to purchase common stock prior to the consummation of our initial public offering in August 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any proposed related party transactions are submitted to the Board of Directors for approval. In 2006, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000, other than those items discussed below.

Capital Markets Transactions

From its inception in 2003 until the initial public offering in August 2005, the stockholders of Reddy Ice Holdings, Inc. were comprised of Trimaran Capital Partners and certain of its affiliates (collectively, “Trimaran”), Bear Stearns Merchant Banking and certain of its affiliates (collectively, “BSMB”) and certain members of the Company’s senior management group. Trimaran and BSMB reduced its ownership of the Company through the initial public offering in August 2005 and a secondary stock offering in May 2006. Trimaran and BSMB subsequently terminated their ownership of the Company according to Form 13G/A’s filed on January 25, 2007 and November 30, 2006, respectively.

Certain participants in the Trimaran investment program were affiliated with Canadian Imperial Bank of Commerce and BSMB was affiliated with Bear Stearns Corporate Lending, Inc., who are both lenders in the Company’s senior credit facility.

In connection with the secondary offering of our common stock by selling stockholders in May 2006, the Company incurred certain expenses customarily borne by registrants in a secondary offering, including approximately $0.6 million in connection with printing, filing, legal and accounting expenses.

Purchasing Initiative

The Company was one of several portfolio companies in which BSMB had an interest. In 2004, BSMB initiated a process to identify areas where cost savings could be achieved by its portfolio companies by coordinating the purchase activities of these companies to take advantage of volume purchase discounts that would otherwise not be available to the Company if it were acting independently. In connection with this undertaking, BSMB entered into consulting arrangements with individuals and consulting firms. The consulting fees are charged to BSMB’s portfolio companies based on each company’s pro rata share of the overall cost savings achieved. The Company’s share of the consulting fees was approximately $0.2 million, which was accrued as an expense in 2005 and paid in 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) promulgated under the Exchange Act requires Reddy Ice’s officers and directors, and persons who beneficially own more than 10% of Reddy Ice’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) and the regulations of the Commission require such officers, directors and greater than 10% stockholders to furnish Reddy Ice with copies of all such reports that they file. Reddy Ice believes that during the fiscal year ended December 31, 2006, all of its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements, except that, due to an administrative error, Form 4’s related to the vesting of RSUs on August 12, 2007 were filed two days late for the following individuals:  William P. Brick, Jimmy C. Weaver, Steven J. Janusek, Ben D. Key, Raymond D. Booth, Graham D. Davis, Joseph A. Geloso, Thomas L. Dann, Mark A. Steffek, Theodore J. Host, Michael S. McGrath, Tracy L. Noll and Robert N. Verdecchio.

GENERAL

The accompanying form of proxy has been prepared at the direction of the Reddy Ice Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by the Board of Directors.

By Order of the Board of Directors,

WILLIAM P. BRICK
Chairman of the
Board of Directors

Dallas, Texas
April 16, 2007

Appendix 1

REDDY ICE HOLDINGS, INC.
2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1.   Purposes.

The purposes of the 2005 Long Term Incentive and Share Award Plan are to advance the interests of Reddy Ice Holdings, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.   Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)   “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)   “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c)   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)   “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)   “Board” means the Board of Directors of the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)   “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h)   “Company” means Reddy Ice Holdings, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i)    “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(j)    “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k)   “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee, consultant or Director, in connection with his or her hiring or retention prior to the date the employee, consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee, consultant or Director first performs such services.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m)  “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n)   “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o)   “NQSO” means any Option that is not an ISO.

(p)   “Option” means a right, granted under Section 5(b), to purchase Shares.

(q)   “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r)    “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s)    “Performance Share” means a performance share granted under Section 5(f).

(t)    “Performance Unit” means a performance unit granted under Section 5(f).

(u)   “Plan” means this 2005 Long Term Incentive and Share Award Plan.

(v)   “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(w)  “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(x)   “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y)   “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(z)   “Shares” means common stock, $0.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(bb) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3.   Administration.

(a)   Authority of the Committee.   The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)    to select Eligible Persons to whom Awards may be granted;

(ii)   to designate Affiliates;

(iii)  to determine the type or types of Awards to be granted to each Eligible Person;

(iv)  to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)    to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)  to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii)     to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x)    to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi)  to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)   Manner of Exercise of Committee Authority.   The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)  Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)  No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

4.    Shares Subject to the Plan.

(a)  Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,250,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 500,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 500,000 Shares during a calendar year to any Eligible Person under this Plan.

(c)  In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.    Specific Terms of Awards.

(a)  General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)          Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)        Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii)       Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the

Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv)        Early Exercise. The Committee may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that otherwise would not then be exercisable, provided that, in connection with such exercise, the Participant enters into a form of Restricted Share agreement approved by the Committee.

(v)         ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c)  SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)          Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)        Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)          Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii)        Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)       Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv)        Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(v)         Early Exercise Options. The Committee shall award Restricted Shares to a Participant upon the Participant’s early exercise of an Option under Section 5(b)(iv) hereof. Unless otherwise determined by the Committee, the lapse of restrictions with respect to such Restricted Shares shall occur on the same schedule as the exercisability of the Option for which the Restricted Shares were exercised.

(e)  Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)          Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)        Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(iii)       Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect.

(f)  Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)          Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)        Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)       Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)        Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v)         Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(g)  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.    Certain Provisions Applicable to Awards.

(a)  Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c)  Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e)  Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.    Performance Awards.

(a)  Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a).

(i)          Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)        Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; (10) earnings before income taxes, interest, depreciation and amortization expenses as further adjusted to give effect to unusual items, non-cash items and other adjustments, (11) earned distributable cash per share and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)       Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.  In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b).

(iv)        Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(v)         Maximum Annual Cash Award. The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan for any calendar year to any Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2.0 million.

(b) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.    Change of Control Provisions.

(a)  Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

(b) Definition of Change of Control. For purposes of this Plan, “Change of Control” shall mean:

(i)          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (other than by exercise of a conversion privilege); (ii) any acquisition by the Company or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; (iv) any acquisition by any Person who owns 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date; or (v) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)        during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

(iii)       consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

(iv)        consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition; or

(v)         approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

9.    General Provisions.

(a)  Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c)  Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations.

(d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders (i) to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e)  No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)  Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)   Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan became effective as of August 8, 2005 (the “Effective Date”). The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l)  Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

PROXY

REDDY ICE HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Reddy Ice Holdings, Inc. to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 17, 2007, at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, and the Proxy Statement in connection therewith and (2) appoints William P. Brick and Jimmy C. Weaver, and each of them, the undersigned’s proxies with the full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Reddy Ice Holdings, Inc. standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

REDDY ICE HOLDINGS, INC.

May 17, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
- OR -	COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.	ACCOUNT NUMBER
- OR -
TELEPHONE - Dial 1-800-776-9437 and follow the
instructions. Have your proxy card available when you
call.

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	Ratification of the appointment of	☐	☐	☐
Deloitte & Touche LLP as Reddy Ice
Holdings, Inc.’s registered public ac-
counting firm for the fiscal year ending
December 31, 2007

			3.	Approval of the Reddy Ice	☐	☐	☐
Holdings, Inc. 2005 Long Term Incen-
		NOMINEES		tive and Share Award Plan, as amended.
☐	FOR ALL NOMINEES	☐ William P. Brick
☐ Theodore J. Host
☐	WITHHOLD	☐ Michael S. McGrath		THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
	AUTHORITY FOR	☐ Tracy L. Noll		IN THE MANNER DIRECTED BY THE UNDERSIGNED
	ALL NOMINEES	☐ Robert N. Verdecchio		STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY
		☐ Jimmy C. Weaver		WILL BE VOTED FOR THE PROPOSALS. AS TO ANY OTHER
☐	FOR ALL EXCEPT			MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH
	(See Instructions below)			THEIR BEST JUDGMENT.

INSTRUCTIONS:	To withhold authority to vote for any individual
nominee(s), mark “FOR ALL EXCEPT” and fill in
the square next to each nominee you wish to with-
hold, as shown here: ☒

CHECK THIS BOX IF YOU PLAN TO ATTEND AND
				VOTE YOUR SHARES IN PERSON AT THIS MEETING:		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account		☐
may not be submitted via this method.
Signature of Stockholder			Date:	Signature of Stockholder		Date
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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